TIAA-CREF Life Funds
Explanatory Statement to the Form N-SAR
for the semiannual period ended 6-30-17
 in response to Question 77Q1.


Item 77 Q1. Exhibits

Q1(e)		Amendment to the Investment Advisory Agreement

On April 25, 2017, under Conformed Submission 485BPOS, accession number, 0000930413-17-001676, a copy of the Form of Amendment dated May 1, 2017 (the Amendment) to the Investment Advisory Agreement between Teachers Advisors, Inc. and the TIAA-CREF Life Funds (the Trust) was previously filed with the SEC as Exhibit 99.D(18) to the Trust's Registration Statement. This Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1 of Form N-SAR.